Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2025 RESULTS

First Quarter 2025 Highlights
◾
Net sales of $1,004 million

◾
Operating income margin of 16.4%; Adjusted operating income margin of 16.9%

◾
EPS of $2.10; Adjusted EPS of $2.16

◾
Record first quarter cash flows from operations of $186 million and 130% cash conversion

◾
Returned $150 million to shareholders through dividends and share repurchases

CLEVELAND, Wednesday, April 30, 2025 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2025 net income of $118.5 million, or diluted earnings per share (EPS) of $2.10, which included special item after-tax net charges of $3.4 million, or $0.06 EPS. This compares with prior year period net income of $123.4 million, or $2.14 EPS, which included special item after-tax net charges of $5.2 million, or $0.09 EPS. Excluding special items, first quarter 2025 adjusted net income was $121.9 million, or $2.16 adjusted EPS. This compares with adjusted net income of $128.7 million, or $2.23 adjusted EPS, in the prior year period.

First quarter 2025 sales increased 2.4% to $1,004.4 million reflecting a 4.9% benefit from acquisitions, partially offset by a 1.2% decrease in organic sales and 1.3% unfavorable foreign exchange. Operating income for the first quarter 2025 was $164.9 million, or 16.4% of sales, as compared with operating income of $165 million, or 16.8% of sales, in the prior year period. Excluding special items, adjusted operating income was $169.4 million, or 16.9% of sales, as compared with $171.4 million, or 17.5% of sales, in the prior year period.

“We continued to execute well in the quarter with solid core operating results,” said Steven B. Hedlund, Chair, President and Chief Executive Officer. “We are continuing to invest in the business and are focused on integrating our acquisitions to expand growth and margin performance, while diligently managing costs and maintaining a cautious posture during this portion of the cycle.” Hedlund concluded, “Our action plans, strong balance sheet and record cash flow generation position us well to navigate this dynamic period and continue to generate long-term value for our shareholders.”

Webcast Information

A conference call to discuss first quarter 2025 financial results will be webcast live today, April 30, 2025, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 20 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP

LINCOLN ELECTRIC REPORTS FIRST QUARTER 2025 RESULTS

measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; the effectiveness of information systems and cybersecurity programs; presence of artificial intelligence technologies; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; the Company’s ability to complete acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, including but not limited to, the ongoing conflicts between Russia and Ukraine and in the Middle East, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended March 31,				Prior Year
	2025	% of Sales	2024	% of Sales	$	%
Net sales	$1,004,388	100.0%	$981,197	100.0%	$23,191	2.4%
Cost of goods sold	638,940	63.6%	612,798	62.5%	(26,142)	(4.3)%
Gross profit	365,448	36.4%	368,399	37.5%	(2,951)	(0.8)%
Selling, general & administrative expenses	196,665	19.6%	198,747	20.3%	2,082	1.0%
Rationalization and asset impairment charges	3,865	0.4%	4,605	0.5%	740	16.1%
Operating income	164,918	16.4%	165,047	16.8%	(129)	(0.1)%
Interest expense, net	12,127	1.2%	8,779	0.9%	(3,348)	(38.1)%
Other income	444	—%	2,262	0.2%	(1,818)	(80.4)%
Income before income taxes	153,235	15.3%	158,530	16.2%	(5,295)	(3.3)%
Income taxes	34,748	3.5%	35,115	3.6%	367	1.0%
Effective tax rate	22.7%		22.2%		(0.5)%
Net income	$118,487	11.8%	$123,415	12.6%	$(4,928)	(4.0)%

Basic earnings per share	$2.11		$2.17		$(0.06)	(2.8)%
Diluted earnings per share	$2.10		$2.14		$(0.04)	(1.9)%
Weighted average shares (basic)	56,058		56,865
Weighted average shares (diluted)	56,527		57,641

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2025	December 31, 2024
Cash and cash equivalents	$394,705	$377,262
Accounts receivable, net	522,721	481,979
Inventories	574,329	544,037
Total current assets	1,729,627	1,645,281
Property, plant and equipment, net	636,158	619,181
Total assets	3,625,074	3,520,142
Trade accounts payable	365,267	296,590
Total current liabilities (1)	969,854	878,802
Long-term debt, less current portion	1,150,473	1,150,551
Total equity	1,340,170	1,327,433

Operating Working Capital	March 31, 2025	December 31, 2024
Average operating working capital to Net sales (2)	17.8%	16.9%

Invested Capital	March 31, 2025	December 31, 2024
Short-term debt (1)	$109,620	$110,524
Long-term debt, less current portion	1,150,473	1,150,551
Total debt	1,260,093	1,261,075
Total equity	1,340,170	1,327,433
Invested capital	$2,600,263	$2,588,508

Total debt / invested capital	48.5%	48.7%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended March 31,
	2025	2024
Operating income as reported	$164,918	$165,047
Special items (pre-tax):
Rationalization and asset impairment charges (2)	3,865	4,605
Acquisition transaction costs (3)	802	1,762
Amortization of step up in value of acquired inventories (4)	(140)	—
Adjusted operating income (1)	$169,445	$171,414
As a percent of net sales	16.9%	17.5%

Net income as reported	$118,487	$123,415
Special items:
Rationalization and asset impairment charges (2)	3,865	4,605
Acquisition transaction costs (3)	802	1,762
Amortization of step up in value of acquired inventories (4)	(140)	—
Tax effect of Special items (5)	(1,158)	(1,126)
Adjusted net income (1)	121,856	128,656
Interest expense, net	12,127	8,779
Income taxes as reported	34,748	35,115
Tax effect of Special items (5)	1,158	1,126
Adjusted EBIT (1)	$169,889	$173,676

Effective tax rate as reported	22.7%	22.2%
Net special item tax impact	0.1%	(0.2)%
Adjusted effective tax rate (1)	22.8%	22.0%

Diluted earnings per share as reported	$2.10	$2.14
Special items per share	0.06	0.09
Adjusted diluted earnings per share (1)	$2.16	$2.23

Weighted average shares (diluted)	56,527	57,641

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

2025 charges primarily relate to rationalization plans initiated in Americas Welding and International Welding. 2024 charges primarily relate to rationalization plans initiated within International Welding and the Harris Products Group.

(3) Transaction costs related to acquisitions which are included in Selling, general & administrative expenses.

(4)	Costs related to acquisitions which are included in Cost of goods sold.
(5)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Twelve Months Ended March 31,
Return on Invested Capital	2025	2024
Net income as reported	$461,180	$546,733
Plus: Interest expense (after-tax)	41,450	36,519
Less: Interest income (after-tax)	6,868	6,793
Net operating profit after taxes	$495,762	$576,459
Special Items:
Rationalization and asset impairment charges	55,120	(7,586)
Acquisition transaction costs	6,085	1,762
Pension settlement charges	3,792	845
Amortization of step up in value of acquired inventories	4,883	8,397
Loss on asset disposal	4,950	—
Tax effect of Special items (2)	(11,545)	2,228
Adjusted net operating profit after taxes (1)	$559,047	$582,105

Invested Capital	March 31, 2025	March 31, 2024
Short-term debt	$109,620	$4,720
Long-term debt, less current portion	1,150,473	1,102,677
Total debt	1,260,093	1,107,397
Total equity	1,340,170	1,307,828
Invested capital	$2,600,263	$2,415,225

Return on invested capital as reported	19.1%	23.9%
Adjusted return on invested capital (1)	21.5%	24.1%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Includes the net tax impact of Special items recorded during the respective periods. The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$118,487	$123,415
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	—	64
Depreciation and amortization	23,784	21,586
Other non-cash items, net	2,796	11,946
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(34,108)	(9,603)
Increase in inventories	(20,167)	(9,416)
Decrease in other current assets	2,057	3,331
Increase in trade accounts payable	64,884	3,957
Increase (decrease) in other current liabilities	21,206	(8,121)
Net change in other long-term assets and liabilities	6,754	(3,865)
NET CASH PROVIDED BY OPERATING ACTIVITIES	185,693	133,294

INVESTING ACTIVITIES:
Capital expenditures	(26,949)	(26,256)
Proceeds from sale of property, plant and equipment	4,646	316
NET CASH USED BY INVESTING ACTIVITIES	(22,303)	(25,940)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(904)	2,016
Payments on long-term borrowings	(169)	(169)
Proceeds from exercise of stock options	6,254	24,438
Purchase of shares for treasury	(106,694)	(110,405)
Cash dividends paid to shareholders	(42,975)	(41,280)
NET CASH USED BY FINANCING ACTIVITIES	(144,488)	(125,400)

Effect of exchange rate changes on Cash and cash equivalents	(1,459)	(763)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,443	(18,809)
Cash and cash equivalents at beginning of period	377,262	393,787
Cash and cash equivalents at end of period	$394,705	$374,978

Cash dividends paid per share	$0.75	$0.71

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended March 31, 2025
Net sales	$653,107	$219,061	$132,220	$—	$1,004,388
Inter-segment sales	30,372	6,832	3,984	(41,188)	—
Total sales	$683,479	$225,893	$136,204	$(41,188)	$1,004,388

Net income					$118,487
As a percent of total sales					11.8%

EBIT (1)	$122,063	$21,600	$24,151	$(2,452)	$165,362
As a percent of total sales	17.9%	9.6%	17.7%		16.5%
Special items charges (3)	2,135	1,412	178	802	4,527
Adjusted EBIT (2)	$124,198	$23,012	$24,329	$(1,650)	$169,889
As a percent of total sales	18.2%	10.2%	17.9%		16.9%

Three months ended March 31, 2024
Net sales	$624,099	$235,761	$121,337	$—	$981,197
Inter-segment sales	29,978	8,408	3,093	(41,479)	—
Total sales	$654,077	$244,169	$124,430	$(41,479)	$981,197

Net income					$123,415
As a percent of total sales					12.6%

EBIT (1)	$136,100	$24,707	$18,342	$(11,840)	$167,309
As a percent of total sales	20.8%	10.1%	14.7%		17.1%
Special items charges (4)	—	3,069	1,536	1,762	6,367
Adjusted EBIT (2)	$136,100	$27,776	$19,878	$(10,078)	$173,676
As a percent of total sales	20.8%	11.4%	16.0%		17.7%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2025 primarily reflect Rationalization and asset impairments net charges of $2,135 in Americas Welding, $1,552 in International Welding and $178 in Harris Products Group, as well as acquisition transaction costs of $802 in Corporate/Eliminations.

(4)

Special items in 2024 primarily reflect rationalization and asset impairment charges of $3,069 and $1,536 in International Welding and the Harris Products Group, respectively, and acquisition transaction costs of $1,762 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2024	Volume	Price	Acquisitions	Exchange	2025
Operating Segments
Americas Welding	$624,099	$(24,740)	$13,369	$47,327	$(6,948)	$653,107
International Welding	235,761	(13,648)	828	815	(4,695)	219,061
The Harris Products Group	121,337	787	11,534	—	(1,438)	132,220
Consolidated	$981,197	$(37,601)	$25,731	$48,142	$(13,081)	$1,004,388

% Change
Americas Welding		(4.0)%	2.1%	7.6%	(1.1)%	4.6%
International Welding		(5.8)%	0.4%	0.3%	(2.0)%	(7.1)%
The Harris Products Group		0.6%	9.5%	—	(1.2)%	9.0%
Consolidated		(3.8)%	2.6%	4.9%	(1.3)%	2.4%